Exhibit 10.3
LAURUS MASTER FUND, LTD.
c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Fl.
New York, New York 10022

February 6, 2007
Stonepath Group, Inc., as Company Agent
2200 Alaskan Way, Suite 200
Seattle, Washington 98121
Attention: Robert Arovas, Chief Executive Officer
Dear Mr. Arovas:
     Reference is made to the Security Agreement dated as of August 31, 2005 by and among Stonepath Group, Inc., a Delaware corporation (“Stonepath”), certain subsidiaries of Stonepath named therein or which hereafter become a party thereto (each a “Company”, collectively, the “Companies”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, modified and/or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.
     Laurus has informed the Companies that Mass Financial Corp. (“MFC”) intends to purchase from Laurus (the “Purchase”) all of Laurus’ right, title and interest in and to the Loans (limited to the principal and interest thereon), the Security Agreement and the Ancillary Agreements (other than the Warrants) together with all attendant liens, rights, assignments and interest (including security interests) pertaining to or arising from the Security Agreement and the Ancillary Agreements (other than the Warrants). Laurus has previously informed the Companies that amounts continue to be owing by the Companies to Laurus under the Security Agreement and Ancillary Agreements in addition to principal and interest in respect of the Loans (the “Non-P&I Amounts”).
     Each Company hereby acknowledges, confirms and agrees that as of the close of business on February 5, 2007, (a) each Company is indebted to Laurus for loans and advances in the aggregate principal amount together with interest accrued thereon of $3,280,748.00 (the “P&I Amount”) and (b) the P&I Amount is a valid and unconditional obligation of each Company to Laurus and is due and owing without offset, defense or counterclaim of any kind, nature or description whatsoever.
     Laurus has requested that Stonepath issue 3,500,000 shares of Stonepath’s Common Stock in full satisfaction of the Non-P&I Amounts (the “Shares”), which such Shares shall be delivered to Laurus within five (5) business days following the date hereof. The Companies hereby represent and warrant to Laurus that the Shares: (i) shall have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Stonepath shall have no obligation to register the Shares.

     In consideration of Laurus’ agreement to accept the Shares in full satisfaction of the Non-P&I Amounts and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns and other legal representatives, here absolutely, unconditionally and irrevocably releases, remises and forever discharges Laurus and it successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Laurus and all such other Persons being herein after referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Company or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Security Agreement, the Ancillary Agreement, this Agreement or any transactions thereunder, hereunder or related thereto or hereto, including, without limitation, any claims or causes of action based on “lender liability” and/or “deepening insolvency”.
     This letter may not be amended or waived except by an instrument in writing signed by the Companies and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement among the parties hereto as to the matters set forth herein and supersedes all prior communications, written or oral, with respect to the matters herein.
     Except as expressly provided herein, all of the terms and provisions set forth in the Security Agreement and Ancillary Agreements shall continue to be and remain in full force and effect in accordance with their respective terms.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin

Name: David Grin
Title: Director
[Additional Signature Page to Follow]

Agreed and accepted on the date hereof:
STONEPATH GROUP, INC.

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	Chief Executive Officer

STONEPATH LOGISTICS DOMESTIC SERVICES, INC.

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	President

STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC.,
a Delaware corporation

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	President

STONEPATH OFFSHORE HOLDINGS, INC.

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	President

STONEPATH LOGISTICS GOVERNMENT SERVICES, INC.

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	President

DISTRIBUTION SERVICES, INC.

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	President

UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC.

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	President

M.G.R., INC.

By:	/s/ Robert Arovas

Name:	Robert Arovas

Title:	President

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